CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 2, 2006 on the financial statements and financial highlights of the Amerigo Fund, the Clermont Fund, the Berolina Fund, the Descartes Fund and the Liahona Fund, each a series of AdvisorOne Funds.   Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of the AdvisorOne Funds.   We also consent to the references to our Firm in such Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 30, 2006